Exhibit 10.44

English Translation

Contract No.: TU201004202355IOC

Lease Contract

for

North America International Business Center

between

Beijing Jindi Jiaye Real Estate Brokering Co., Ltd. (“Lessor”)

And

Quan Toodou Network Science and Technology Co., Ltd. (“Lessee”)

House Lease Contract

between

Beijing Jindi Jiaye Real Estate Brokering Co., Ltd. (“Lessor”, hereinafter referred to as “Party A”)

And

Quan Toodou Network Science and Technology Co., Ltd. (“Lessee”, hereinafter referred to as “Party B”)

This Contract is made by and between Party A and Party B through friendly negotiation on Party B leasing from Party A the North America International Business Center (hereinafter referred to as the “Center”) in accordance with the Contract Law of the People’s Republic of China and relevant laws and regulations.

Article 1 Definitions and Interpretations

Unless expressly required to have other interpretation by the context, the following terms used herein shall have the following meanings:

“House” refers to the building number and unit (or floor) number where the house confirmed by both parties is located, i.e. the House described in Article 2.1 hereof.

“Lease term” refers to the period described in Article 2.2 hereof.

“Rent” refers to the rent described in Article 3.1 hereof.

Article 2 Lease Term

2.1 The House leased to Party B hereunder is located at Block K, Floor 7 of North America International Business Center in the North Yard of Shougang Metallurgical Machinery Plant, Andingmenwai, Chaoyang District, Beijing, and has a total construction area of 2,700 square meters.

2.2 The lease term is 5 years, beginning on May 1, 2010 and ending on April 30, 2015.

2.3 The first three months of the lease term is the rent-free renovation period. In addition, Party B is also entitled to having free parking lots for the first year of the lease term.

Article 3 Rent and Payment

3.1 From Y1 to Y3, the daily rent for the property leased to the Lessee is RMB3.1 per square meter which translates into a monthly rent of RMB254,587.50 (in words: Renminbi two hundred fifty-four thousand five hundred eighty-seven point five) and a yearly rent of RMB3,055,050.00 (in words: Renminbi three million fifty-five thousand and fifty ONLY). For the first year of the lease term, a deposit equal to three months’ rent and the rent for three months shall be paid. For the first payment of rent, Party B, within 5 working days after the execution hereof, shall pre-pay to Party A three months’ rent, i.e. RMB763,762.50 (in words: Renminbi seven hundred sixty-three thousand and seven hundred sixty-two point five). Rent shall be paid once every three months in the same manner above.

For Y4 and Y5, the monthly rent for the property leased to the Lessee is RMB292,776.00 (in words: Renminbi two hundred ninety-two thousand seven hundred seventy-six ONLY) which translates into a yearly rent of RMB3,513,312.00 (in words: Renminbi three million five hundred thirteen thousand three hundred and twelve ONLY).

3.2 If Party B fails to pay rent to Party A by the time specified herein, for each day after the due time, it shall pay to Party A a late fee equal to zero point two percent (0.2%) of the total overdue rent until Party B has fully paid all the payable rent (including late fee).

Article 4 Property Management Fee and Other Fees

4.1 Within the lease term, the rent paid by Party B includes the property management fee and cooling and heating air conditioning fee for the House.

Article 5 Deposit and Payment

5.1 Within 2 days after execution hereof, Party B shall pay to Party A a deposit equal to three months’ rent, totaling RMB763,762.50 (in words: Renminbi seven hundred sixty-three thousand and seven hundred sixty-two point five), as the guarantee for Party B to abide by and perform all of its obligations hereunder and all the provisions herein.

5.2 If Party B does not breaches any provision herein within the lease term and has paid in full all the rent, management fee and other payable fees, Party A shall refund the deposit to Party B without interest within 30 days after the end of the lease term.

5.3 Within the lease term, if Party B fails to pay Party A and/or management organization any rent, management fee or any other fee or late fee by the specified time, or if Party B breaches this Contract, Party A shall have the right to deduct from the deposit an amount equal to the overdue rent or fee or to the amount of loss sustained by Party A without giving Party B any prior notice. Party B shall, within 15 days after Party A raises its written request, supplement the deposit by the deducted amount. If Party B fails to supplement the deposit within the time specified above, Party A shall have the right to immediately terminate this Contract and repossess the House, while Party B shall compensate Party A for all the resulting losses sustained by Party A.

5.4 Unless agreed by Party A in writing, Party B shall not use the deposit to offset any rent, management fee or any other money payable by Party B to Party A.

5.5 Party A shall provide Party B with a valid invoice of an amount equal to the rent paid by Party B.

Article 6 Use of the House

6.1 The House leased to Party B will be used by Party B for office purpose only.

6.2 Party B shall not use or permit any third party to use the House or any part thereof for any religious or any other ceremony, or for gambling or any other illegal or immoral purpose,; Party B shall not use the House for any political activity, or in any way that may make Party A or any other proprietor, lessee or user feel harassed, vexed, inconvenient or suffer any damage or face any danger.

6.3 Without prior consent by Party A, Party B shall not set up or exhibit either inside or outside the House any advertising sign, light box, logo, decoration, flag, poster or any other article which may be seen from outside the Center. Party A and/or any relevant competent authorities shall have the right to remove any such advertising sign, light box, logo, decoration, flag, poster or any other article set up or exhibited by Party B in violation of the provisions of this paragraph and in such a case Party B shall bear any and all associated expenses.

6.4 If Party B breaches any of the above provisions, Party A shall have the right to immediately terminating this Contract and repossess the House and in such a case Party B shall compensate Party A for all the losses sustained by Party A as a result.

Article 7 Renovation or Reconstruction

7.1 Party B shall abide by and enforce the renovation guide (please see the North America International Business Center Renovation Guide) formulated by Party A for renovating of leased houses.

7.2 Before obtaining written consent from Party A and completing relevant formalities, Party B shall not carry out any interior renovation activity or install any equipment or place any furniture inside the House.

7.3 Party B shall ensure that its renovation engineering will not cause any damage to the structure of the House, equipment, etc or affect normal use by any other user and, if breaching this provision, shall compensate Party A for all the losses sustained thereby.

7.4 When installing firefighting smoke sensors and water sprinklers inside the House, Party B shall employ the firefighting construction entity designated by Party A for uniform firefighting construction. Party B shall be responsible for all the installation, construction and other expenses for the leased area and the firefighting construction team shall be responsible for handling the firefighting inspection formalities, while Party A shall assist Party B in handling relevant firefighting inspection formalities.

Article 8 Maintenance and Repair

8.1 Within the lease term hereunder, for any natural wear that occurs to the House and Party A’s equipment, Party B shall promptly notify Party A or the property management company to send their staff for maintenance and repair and Party A shall do so within a reasonable period of time and bear all the maintenance and repair costs. For any wear resulting from secondary renovation and decoration by Party B, Party B shall be responsible for the maintenance and repair at its own cost with Party A cooperating with Party B in repairing secondary renovation and decoration. If the glass wall, architectural structure, central air conditioning system or any other part of the House is damaged due to any reason on the part of Party B, Party B shall be responsible for bearing all the associated maintenance and repair costs.

8.2 The property management company commissioned or any person authorized by Party A and the North America International Business Center, after sending a prior reasonable written notice to Party B, may enter the House for inspection and repair. However, in urgent circumstances, the property management company commissioned or any person authorized by Party A and the North America International Business Center may enter the House without giving Party B any prior written notice, provided that they shall at the same time notify Party B to send its staff to the site.

8.3 The internal renovation made and various equipment items installed by Party B inside the House shall be maintained and serviced by Party B itself at its own cost.

8.4 Party B shall keep the House and its facilities in a good condition (except natural wear). If any part inside the House is damaged due to any reason on the part of Party B or any of its users, Party B shall be responsible for repairing it.

Article 9 Damage

9.1 Within the lease term, if all or any part of the House is damaged due to any force majeure or any circumstance beyond the control of Party A, making it impossible to use the House, Party A, within 60 days after the foregoing damage occurs, shall have the right to choose to

(1)	Declare this Contract terminated due to the foregoing damage, or

(2)	Renovate and repair the House and negotiate with Party B to determine the time needed for such renovation and repair. During the period of renovation and repair, Party B do not have to pay the rent until the day when the reconstruction or repair ends.

If Party A chooses to renovate and repair the House but fails to finish the reconstruction and repair within 90 days (or any other period as agreed by both parties in writing) after deciding to do so, Party B shall have the right to terminate this Contract by giving Party A a prior written notice.

9.2 If this Contract is terminated due any of the above reasons, Party A shall, within 10 days after such termination, refund to Party B the remaining rent and deposit paid by Party B.

Article 10 Contract Renewal

10.1 After the lease term hereunder expires or is terminated earlier, Party B shall hand over to Party A the House together with all the other articles and equipment items owned by Party A but leased to Party B in sound condition (except normal wear). If Party B intends to renew the lease before the lease term hereunder expires, it shall send Party A a written notice three months before the lease term hereunder expires. If Party A agrees to renew this Contract, both parties shall negotiate and determine the terms and conditions for renewal on the basis of the reasonable market rent level.

10.2 If Party A and Party B fail to reach any renewal agreement three months before the lease term hereunder expires, Party A or its representative or authorized person may notify Party B three months prior to the expiration of the lease term hereunder and in such a case Party A may accompany any potential lessee to enter the House for inspection.

Article 11 Legal Expenses

11.1 All the related taxes and expenses hereunder shall be paid by Party A and Party B in accordance with the laws and regulations of the People’s Republic of China and the relevant provisions of Beijing Municipal Government.

Article 12 Responsibilities and Warranties of Both Parties

12.1 Payment of rent

Party B shall pay the rent and deposit promptly by the time and by the means as specified herein.

12.2 Transfer and sub-lease

Party B shall not in any way or by any means transfer or sub-lease the House or any part thereof, or otherwise transfer the right to use the lease.

12.3 Property management rules

Party B shall itself and procure its users to abide by the property management rules and, before moving in, sign Center-related property management documents with the property management company designated by Party A.

12.4 Abiding by fire prevention and safety rules

Party B shall abide by the firefighting laws and regulations enacted by the Central Government and Beijing Municipal Government and the safety rules formulated by the management organization. Party B shall not cook foods or burn any goods inside the House or at any other place of the North America International Business Center.

12.6 Dangerous goods

Party B shall not place or store any radioactive, inflammable, explosive or any other dangerous goods or heavy equipment items inside the House.

12.7 Within the lease term, except in such circumstances as described herein in which Party B breaches this Contract, Party A shall not repossess the House without justification.

12.8 Within the lease term, Party A shall protect normal use of the House.

12.9 Party A, as the owner of the property right of the House, hereby forms the lease relationship with Party B, and provides Party B with duplicated copies of the real property right certificate and business license.

12.10 Party A hereby warrants that the House may be used for legal business purposes, including but not limited to registering domestically-funded companies, handling licenses, etc. If any of the real property-related documents provided by Party A cannot be used for the foregoing legal business purposes.

12.11 Party A hereby undertakes that the lease hereunder meets the provisions of relevant laws; that Party A’s right to lease the House hereunder is free of any defect; and that no third party can infringe on Party B’s right to use the House hereunder.

Article 13 Return of the House

13.1 Before expiration or earlier termination of the lease term hereunder, Party B shall restore the House and its installations, devices and equipment items to the same status as delivered to Party B (except normal depreciation and wear) and return the House to Party A in a good and clear condition. If both Party A and Party B agree to keep any internal renovation, decoration or accessory inside the House, Party A does not have to compensate Party B for any such internal renovation, decoration or accessory.

13.2 Upon expiration or earlier termination of the lease term hereunder, Party B shall remove any and all additions or modifications made thereby to or of the House. Otherwise, any part or all of such additions or modifications shall be owned by Party A. All the office furniture (please see the list for details) provided by Party A to Party B for free use by Party B during the lease term shall be returned to Party A in the same status as provided to Party B, except normal wear.

13.3 Upon expiration or earlier termination of the lease term hereunder, Party B shall remove all of its own goods. Otherwise, Party A shall have the right to dispose of at its own discretion all the goods left inside the House and in such a case Party B shall bear all the expenses incurred by Party A for disposing such goods.

Article 14 Exemption of Responsibilities

14.1 Party A does not bear any responsibility for the safety and protection of any of Party B’s goods inside the House.

14.2 Party A is not responsible for procuring any liability insurance coverage for any of Party B’s visitors or employees inside the House.

Article 15 Defaulting Liabilities

15.1 Each of Party A and Party B shall perform this Contract in good faith. If either party breaches any provision herein, it shall be regarded as a default. Unless otherwise agreed herein, if either party defaults, making it impossible to perform this Contract, the other party may terminate this Contract and the breaching party shall compensate the non-breaching party for all the losses sustained thereby.

15.2 If Party A fails to provide Party B with such documents as duplicated copies of the real property right certificate for the House, Party A’s business license, etc within ten working days after execution hereof, or if any of the foregoing documents provided by Party A cannot be used for the purpose as agreed in Article 1 hereof, Party B shall have the right to rescind this Contract and claim the losses sustained thereby from Party A.

15.3 Within the lease term hereunder, if Party A unilaterally terminates this Contract without any cause, Party A shall return the deposit (equal to three months’ rent) to and compensate Party B for an amount equal to three months’ rent. If Party B unilaterally terminates this Contract or if this Contract is terminated due to any default on the part of Party B, the deposit (equal to three months’ rent) already paid Party will be used as the liquidated damages and not be returned. In addition, Party B shall compensate Party A for an amount equal to three months’ rent.

Article 16 Notices

16.1 Any notice or request related hereto shall be made in writing and sent via registered mail or in person to the place of business of the other party as indicated in the last written notice from this party and shall be regarded as delivered on 7th day after it is sent via registered mail or on the day it is delivered in person, whichever is earlier.

16.2 Any notice given by Party A to Party B may be sent to the above said address of the House.

Article 17 Settlement of Disputes

17.1 When Party A and Party B have any dispute over or disagreement on the formation, performance, breach, termination or invalidity or any other provision of this Contract, both parties shall try to settle the dispute or disagreement through friendly negotiation. In case either party is unwilling to settle the dispute through negotiation or if both parties fail to reach any agreement within 30 days after negotiation begins, either party may submit such a dispute or disagreement to and for settlement through litigation at the competent people’s court at the place where the House is located.

17.2 During the period of settling the dispute or disagreement, both parties shall continue to abide by and perform this Contract.

Article 18 Miscellaneous

18.1 All the attachments hereto and all the supplementary agreements signed by and between both parties constitute an integral part hereof and have the same legal force and effect as this Contract.

18.2 The formation, validity, interpretation, performance, modification and termination of this Contract shall be governed by the laws of the People’s Republic of China.

18.3 This Contract is executed in four counterparts, two counterparts for each of Party A and Party B. All these four counterparts have the same legal force and effect. This Contract will take effect on the day when each of Party A and Party B affixes its own company seal hereto.

Party A:	Beijing Jindi Jiaye Real Estate	Party B:	Quan Toodou Network
	Brokering Co., Ltd.		Science and Technology Co., Ltd.

	[seal: Beijing Jindi Jiaye Real Estate Brokering Co., Ltd.]		[seal: Quan Toodou Network Science and Technology Co., Ltd.]

Legal representative: /s/ Shi Lin		Legal representative: /s/ Wei Wang

Authorized agent:	Authorized agent:

Date of signature:	Date of signature: